SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    July 7, 2003

Commission File Number:    0-7914

BASIC EARTH SCIENCE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-0592823
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1801 Broadway, Suite 620 Denver, Colorado	80202-3835
(Address of principal executive offices)	(Zip Code)

(303) 296-3076

(Registrant telephone including area code)

Item 5.    Other Events and Regulation FD Disclosure

On July 7, 2003, Basic Earth Science Systems, Inc. (the Company) announced that Legent Resources Corporation, its wholly-owned Canadian subsidiary, has set casing on its second exploration effort in Canada in order to further evaluate secondary objectives that were encountered during drilling operations. A copy of the Company’s press release concerning this matter is attached as Exhibit 99.1 hereto and is incorporated herein by this reference.

Item 7.    Exhibits

(C) Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 7, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BASIC EARTH SCIENCE SYSTEMS, INC.

By:	/S/ RAY SINGLETON
Ray Singleton, President

Date: July 7, 2003